Exhibit 99.1

DESKTOP METAL BECOMES THE WORLD’S ONLY PUBLICLY TRADED

PURE-PLAY ADDITIVE MANUFACTURING 2.0 COMPANY

Desktop Metal Completes Its Business Combination with Trine Acquisition Corp. as Trading Begins Today on the NYSE under the Ticker Symbol “DM”

●	Desktop Metal and Trine Acquisition Corp. (NYSE: TRNE), a special purpose acquisition company, today announced they have completed their business combination; the combined company begins trading on the NYSE under the ticker symbol “DM” on December 10, 2020

●	Desktop Metal is now the only publicly traded pure-play Additive Manufacturing 2.0 company, offering the fastest metal 3D printing technology in the market, up to 100 times the speed of legacy technologies(1)

●	The additive manufacturing industry is estimated to grow from $12 billion to $146 billion this decade as it shifts from prototyping to mass production(2)

●	Leo Hindery, Jr., legendary technology investor and operator, joins Desktop Metal’s board

BURLINGTON, MA (December 10, 2020) – Desktop Metal, Inc. (“Desktop Metal” or the “Company”) a leader in mass production and turnkey additive manufacturing solutions, and Trine Acquisition Corp. (NYSE: TRNE), (“Trine”) a special purpose acquisition company led by Leo Hindery, Jr. and HPS Investment Partners, a global credit investment firm with over $60 billion in assets under management, today announced the completion of their previously announced business combination. The resulting company is named Desktop Metal, Inc. and its common stock and warrants are expected to commence trading on the New York Stock Exchange under the new ticker symbol “DM” and “DM.WT” on December 10, 2020.

The transaction was unanimously approved by the board of directors of Trine and was also approved at a special meeting of Trine’s stockholders on December 8, 2020. As a result of this transaction, Desktop Metal has received approximately $580 million of gross proceeds from Trine’s trust account and concurrent equity private placements.

“Today is an exciting moment and major milestone for our company and for the additive manufacturing (AM) industry at large,” said Ric Fulop, Co-founder and Chief Executive Officer of Desktop Metal. “With a broad portfolio of solutions offering revolutionary ease-of-use and productivity for the AM industry, Desktop Metal is uniquely positioned to disrupt how parts are made across a wide range of industries. The capital raised through our transition to a publicly traded company will accelerate our global go-to-market efforts, enhance our relentless efforts in R&D, and allow us to capitalize on the tremendous growth opportunities we see over the next decade as we integrate industry-leading technology and intellectual property with strong secular growth trends around AM. We are excited to bring Desktop Metal to the public markets as the only pure play Additive Manufacturing 2.0 (AM 2.0) company and offer everyone the opportunity to invest in a company aiming to transform the manufacturing industry.”

Founded in 2015 with a vision to pioneer technology that changes the way parts are produced through AM, Desktop Metal has quickly grown to become a global enterprise offering a diverse suite of AM solutions. Led by an experienced team with deep operational and scientific pedigree, Desktop Metal has distribution in more than 60 countries around the world and adoption from leading companies spanning a broad array of industries, including automotive, consumer products, industrial automation, medical devices, aerospace and defense.

The Company’s product portfolio is anchored by its flagship Production SystemTM P-50, which is scheduled to begin volume commercial shipments in the second half of 2021. The P-50 is designed to achieve print speeds up to 100 times those of legacy technologies(1), delivering thousands of parts per day at costs competitive with conventional manufacturing. The recently revealed Production System P-1 leverages the same patent-pending Single Pass JettingTM technology as the P-50 and begins initial shipments to customers in Q4 2020. Desktop Metal’s AM 2.0 portfolio also includes Shop SystemTM, a mid-volume, flexible manufacturing solution designed for machine shops which began volume manufacturing and global shipments in Q4 2020; Studio SystemTM, an office-friendly metal 3D printing system for low-volume production which has been shipping in volume globally since 2018; and FiberTM, a continuous fiber composite printer, scheduled to begin volume commercial shipments in Q4 2020.

The AM 2.0 Revolution and Its Impact to Industry 4.0

The AM industry grew at a 20 percent annual compound rate between 2006 and 2016 before accelerating to 25 percent compound annual growth over the last three years, a rate that is expected to continue over the next decade as the market grows from $12 billion in 2019 to an estimated $146 billion in 2030(2).

“We believe the AM industry is at a major inflection point and that Desktop Metal is at the forefront of this transformation,” said Fulop. “This market inflection is being driven by the emergence of AM 2.0 a wave of next-generation AM technologies that unlocks throughput, repeatability, and competitive part costs with a focus on making AM an easy to use, economic solution for mass production. These solutions feature key innovations across printers, materials, and software to pull AM into direct competition with conventional processes used to manufacture $12 trillion in goods annually(3).”

“Desktop Metal is poised to revolutionize the manufacturing industry by applying transformative AM 2.0 technologies to the products and industries that will drive the economy in the 21st century,” said Leo Hindrey, Jr., Desktop Metal board member and Chairman and CEO of Trine Acquisition Corp. “The company has a distinct first-mover advantage over competitors and the injection of capital from this transaction, a large portion of which will be dedicated to continuous product innovation, will protect and extend this first-mover advantage.”

About the Transaction

Credit Suisse Securities LLC and Stifel Financial Corp. are serving as capital markets advisors to Desktop Metal, and Credit Suisse as sole private placement agent to Trine. BTIG, LLC is serving as financial and capital markets advisor to Trine. Latham & Watkins LLP is serving as legal advisor to Desktop Metal, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal advisor to Trine. ICR is serving as investor relations and communications advisor to Desktop Metal.

About Desktop Metal

Desktop Metal, Inc., based in Burlington, Massachusetts, is accelerating the transformation of manufacturing with an expansive portfolio of 3D printing solutions, from rapid prototyping to mass production. Founded in 2015 by leaders in advanced manufacturing, metallurgy, and robotics, the company is addressing the unmet challenges of speed, cost, and quality to make additive manufacturing an essential tool for engineers and manufacturers around the world. Desktop Metal was selected as one of the world’s 30 most promising Technology Pioneers by the World Economic Forum and named to MIT Technology Review’s list of 50 Smartest Companies.

For more information, visit www.desktopmetal.com.

Forward Looking Statements

This document contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statement generally relate to the Company’s future financial or operating performance, such as statements regarding the expected benefits of the business combination and the transaction related thereto (the “Transactions”), the services offered by Desktop Metal and the markets in which it operates, and Desktop Metal’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks, uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: (i) the ability to maintain the listing of the Company’s securities on the New York Stock Exchange, (ii) the risk that the Transactions disrupt current plans and operations of the Company as a result of the announcement and consummation of the Transactions; (iii) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (iv) costs related to the Transactions; (v) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors, including downturns in the highly competitive additive manufacturing industry; (vi) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities; and (vii) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Forward-Looking Statements; Market, Ranking and Other Industry Data” in the registration statement on Form S-4 initially filed by Trine with the SEC on September 15, 2020, as amended, and the Trine’s and the Company’s other filings with the U.S. Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. The Company does not give any assurance that it will achieve its expectations.

Press Contacts

For Desktop Metal Investor / Media Relations

Lynda McKinney

press@desktopmetal.com

Investor Relations

Mike Callahan / Tom Cook

DesktopMetalIR@icrinc.com

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(1) Based on published speeds of binder jetting and laser powder bed fusion systems comparable to the Production System™ available as of August 25, 2020 and using comparable materials and processing parameters.

(2) Wohlers Report 2020 (2020 - 2029 forecast); 2030 figure based on management calculations.

(3) 3D Printing: Disrupting the $12 Trillion Manufacturing Sector, A.T. Kearney, Inc. (2017).